EXHIBIT 99.1

For Immediate Release

American Power Conversion Announces Third Quarter 2003 Revenue of $393.7 Million Up 17 Percent Year-over-year

WEST KINGSTON, R.I. — October 30, 2003 — American Power Conversion Corporation (Nasdaq:APCC) (APC) today reported financial results for the third quarter ended September 28, 2003.

Revenue for the third quarter 2003 was $393.7 million, an increase of 17 percent from $337.1 million in the third quarter 2002 and 19 percent sequentially from $331.5 million reported in the second quarter 2003.  Net income for the third quarter 2003 was $55.8 million or $0.28 per share, up 33 percent from $42.0 million or $0.21 per share in the third quarter 2002 and up 69 percent sequentially from $33.1 million or $0.17 per share in the second quarter 2003.

Net income for the third quarter 2003 includes an update to the Company’s original fourth quarter 2002 estimate of costs related to the recall of select Back-UPS® CS models.  Based upon experience to date and current estimates of remaining costs to be incurred, the expected aggregate costs for the recall are less than originally estimated.  To reflect this change, cost of goods sold in the third quarter was reduced by $5.5 million, or $0.02 per share after-tax.  Excluding this update, non-GAAP net income for the third quarter 2003 was $51.9 million or $0.26 per share, resulting in 23 percent year-over-year non-GAAP net income growth and 57 percent sequential growth.

“The third quarter was a tremendous quarter for APC, driven by strong growth across all major geographies and product lines,” said Rodger B. Dowdell, Jr., APC’s president and CEO.  “Following a good start to the quarter in July, orders remained strong throughout the three-month period.  Not only did we continue to see healthy growth in new product offerings, such as the InfraStruXure™ architecture, but the core APC uninterruptible power supply (UPS) product lines produced extremely solid gains in the quarter.  We are delighted to see the investments we have been making in our business paying off.  APC continues to out innovate the competition and we remain well positioned to capitalize on demand opportunities ranging from mobile accessories for the business traveler to the constantly changing requirements of enterprise customers’ network-critical physical infrastructure (NCPI).”

The Company’s Small Systems segment, which provides power protection, UPS and management products for the PC, server and networking markets, produced revenue of $313.3 million, or approximately 80 percent of product revenue, in the third quarter.  Third quarter revenue for the Small Systems segment increased 16 percent year-over-year and 22 percent sequentially.  The Large Systems segment, consisting primarily of 3-phase UPS, DC-power systems and precision cooling products for data centers, facilities and communication applications, reached $59.8 million in revenue, or approximately 15 percent of product revenue, in the third quarter.  Large Systems segment revenue in the quarter grew 21 percent year-over-year and 7 percent sequentially.  Finally, the “Other” segment, which is comprised of various accessory products, was $18.3 million in revenue, or approximately 5 percent of total product revenue, in the third quarter.  Revenue in the Other segment was up 19 percent year-over-year and 15 percent sequentially.

Geographically, the Americas region (North and Latin America) represented 52 percent of third quarter revenue and was up 11 percent year-over-year and 20 percent sequentially.  Third quarter revenue in Europe, the Middle East and Africa (EMEA) was 30 percent of total APC quarterly revenue and grew 25 percent year-over-year and 17 percent sequentially.   Finally, quarterly revenue in Asia comprised 18 percent of total company revenue in the quarter and was up 25 percent year-over-year and 18 percent sequentially.

On a constant currency basis, total company revenue grew 13 percent year-over-year and 19 percent sequentially.  Additionally, in constant dollars, EMEA revenue in the third quarter was up 15 percent year-over-year and 17 percent sequentially and third quarter Asia revenue was up 20 percent year-over-year and 17 percent sequentially.

Business Outlook

“To date in the fourth quarter we are experiencing year-over-year order growth rates in the mid-teens that, if maintained, would enable APC to achieve full-year annual revenue growth of approximately 10 percent,” said Dowdell.  “Following such a strong third quarter we are extremely pleased with the strength of the quarter to date.  Our performance throughout 2003 has been exceptional and we believe APC’s continued technological, sales and marketing investments have enabled us to prepare for and react quickly to signs of improving market conditions.  Despite what remains a cautious tone in the IT market, our plan is to continue aggressively investing in our business as we support product, channel and geographic expansion and leverage the recent global heightened awareness of the impact of power disturbances.”

Non-GAAP Results

The Company believes that the non-GAAP results, i.e., results excluding certain charges or one-time events, described in this release for the third quarter 2003, are useful for an understanding of its ongoing operations because GAAP (generally accepted accounting principles) results include financial results that are not expected to be part of the Company’s ongoing business.  Specifically, the Company believes an update to the estimated costs associated with the recall of select Back-UPS CS models is not expected to recur in future quarters or, should an update be necessary, such update would not have a material impact on the Company’s consolidated financial position.

Additionally, charges taken in the first quarter 2002 associated with restructuring activities and goodwill impairment upon adoption of SFAS No. 142 are included in the attached year-to-date Consolidated Condensed Statements of Income but were not repeated in 2003.  The Company cautions that non-GAAP results are not intended as a substitute for GAAP results.  A comparison and reconciliation from non-GAAP to GAAP results is included in the financial statements accompanying this release.

Conference Call and Webcast

In conjunction with the third quarter earnings announcement, APC management is hosting a conference call to discuss the Company’s results as well as current expectations regarding future performance.  This conference call will be held today, October 30, at 5:00 PM Eastern time and will be available live and archived, in its entirety, to the public via the Company’s Web site at www.apc.com/corporate/investor/ or live by dialing 719-457-2600.  A replay will be accessible via telephone at approximately 8:00 PM on October 30 by dialing 719-457-0820 and entering the access code 556310 and will continue through November 6 at midnight Eastern Time.

Safe Harbor Provision

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  All statements in this press release that do not describe historical facts, such as statements concerning the Company’s future plans or prospects and those contained in the “Business Outlook” section of the press release, are forward-looking statements.  All forward-looking statements are not guarantees and are subject to risks and uncertainties that could cause actual results to differ from those projected. The factors that could cause actual results to differ materially include the following:  Costs incurred by the Company for the recent product recall are greater than or less than currently anticipated; impact on order management and fulfillment, financial reporting and supply chain management processes as a result of the Company’s reliance on a variety of computer systems, including Oracle 11i which was implemented in the first quarter 2001 and is periodically upgraded; the effect on our business, our suppliers, our customers, or the economy resulting from travel, supply-chain or general business disruptions from Severe Acute Respiratory Syndrome (SARS);  the impact of foreign currency exchange rate fluctuations; the impact on demand, component availability and pricing, and logistics, and the disruption of Asian manufacturing operations that result from labor disputes, war, acts of terrorism or political instability; ramp up, expansion and rationalization of global manufacturing capacity; the discovery of a latent defect in any of the Company’s products; the Company’s ability to effectively align operating expenses and production capacity with the current demand environment; general worldwide economic conditions, and, in particular, the possibility that the PC and related markets decline more dramatically than currently anticipated; growth rates in the power protection industry and related industries, including but not limited to the PC, server, networking, telecommunications and enterprise hardware industries; competitive factors and pricing pressures; product mix changes and the potential negative impact on gross margins from such changes; changes in the seasonality of demand patterns; inventory risks due to shifts in market demand; component constraints, shortages and quality; risk of nonpayment of accounts receivable; the uncertainty of the litigation process including risk of an unexpected, unfavorable result of current or future litigation; and the risks described from time to time in the Company’s filings with the

Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

About American Power Conversion

Founded in 1981, American Power Conversion (Nasdaq: APCC) is a leading provider of global, end-to-end infrastructure availability solutions.  APC’s comprehensive products and services offering, which is designed for both home and corporate environments, improves the availability, manageability and performance of sensitive electronic, network, communication and industrial equipment of all sizes.  APC, headquartered in West Kingston, Rhode Island, reported sales of $1.3 billion for the year ended December 31, 2002, and is a Fortune 1000, Nasdaq 100 and S&P 500 Company.

All trademarks are the property of their owners.  Additional information about APC and its global end-to-end solutions can be found at www.apc.com or by calling 800-877-4080.

For more information contact:
Investors:
Donald Muir, chief financial officer, 401-789-5735, ext. 2105
Deborah Hancock, director, investor relations, 401-789-5735, ext. 2994 or Debbie.hancock@apcc.com

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

IN THOUSANDS

(UNAUDITED)

	SEPTEMBER 28, 2003	DECEMBER 31, 2002

CURRENT ASSETS

CASH AND CASH EQUIVALENTS	$202,489	$209,322
SHORT TERM INVESTMENTS	492,326	430,986
ACCOUNTS RECEIVABLE, NET	265,499	237,079
INVENTORIES	394,515	319,971
PREPAID EXPENSES AND OTHER CURRENT ASSETS	18,875	24,545
ASSETS HELD-FOR-SALE	—	3,033
DEFERRED INCOME TAXES	50,040	51,606
TOTAL CURRENT ASSETS	1,423,744	1,276,542

PROPERTY, PLANT & EQUIPMENT	391,129	370,167
LESS: ACCUMULATED DEPRECIATION AND AMORTIZATION	225,517	195,239
NET PROPERTY, PLANT & EQUIPMENT	165,612	174,928

LONG TERM INVESTMENTS	64,413	56,293
GOODWILL	6,679	6,679
OTHER INTANGIBLES, NET	53,189	61,257
DEFERRED INCOME TAXES	25,071	26,354
OTHER ASSETS	2,498	2,527

TOTAL ASSETS	$1,741,206	$1,604,580

CURRENT LIABILITIES
ACCOUNTS PAYABLE	$119,232	$99,983
ACCRUED EXPENSES	120,582	132,053
INCOME TAXES PAYABLE	45,491	45,404
TOTAL CURRENT LIABILITIES	285,305	277,440

DEFERRED TAX LIABILITY	15,972	15,088

TOTAL LIABILITIES	301,277	292,528

SHAREHOLDERS’ EQUITY
COMMON STOCK	1,985	1,965
ADDITIONAL PAID-IN CAPITAL	155,791	131,827
RETAINED EARNINGS	1,284,660	1,181,563
TREASURY STOCK	(1,551)	(1,551)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(956)	(1,752)
TOTAL SHAREHOLDERS’ EQUITY	1,439,929	1,312,052

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,741,206	$1,604,580

Note: The data reported above are based on an unaudited balance sheet, but include all adjustments that the Company considers necessary for a fair presentation of financial condition for this period.

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE THREE MONTHS ENDED
	SEPTEMBER 28, 2003	SEPTEMBER 29, 2002

NET SALES	$393,701	$337,143

COST OF GOODS SOLD	220,817	200,148

GROSS PROFIT	172,884	136,995

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	79,969	66,871

RESEARCH AND DEVELOPMENT	17,777	14,601

TOTAL OPERATING EXPENSES	97,746	81,472

OPERATING INCOME	75,138	55,523

OTHER INCOME, NET	2,195	3,239

EARNINGS BEFORE INCOME TAXES	77,333	58,762

INCOME TAXES	21,498	16,747

NET INCOME	$55,835	$42,015

DILUTED EARNINGS PER SHARE	$0.28	$0.21

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	201,649	196,631

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the third quarter of 2003 includes an update to the Company’s original fourth quarter 2002 estimate of costs related to the recall of select Back-UPS® CS models.  Based upon experience to date and current estimates of remaining costs to be incurred, the expected aggregate costs for the recall are less than originally estimated.  To reflect this change, cost of goods sold in the third quarter was reduced by $5.5 million, or $0.02 per share after-tax.  Excluding this update, non-GAAP net income for the third quarter of 2003 was $51.9 million or $0.26 per share.

	FOR THE NINE MONTHS ENDED
	SEPTEMBER 28, 2003	SEPTEMBER 29, 2002

NET SALES	$1,034,172	$942,055

COST OF GOODS SOLD	599,362	585,066

GROSS PROFIT	434,810	356,989

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	228,893	197,114

RESEARCH AND DEVELOPMENT	48,584	44,060

TOTAL OPERATING EXPENSES	277,477	241,174

OPERATING INCOME	157,333	115,815

OTHER INCOME, NET	7,380	7,585

EARNINGS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	164,713	123,400

INCOME TAXES	45,790	35,169

EARNINGS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	118,923	88,231

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX	—	34,500

NET INCOME	$118,923	$53,731

DILUTED EARNINGS PER SHARE:
EARNINGS PER SHARE BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	$0.59	$0.44
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX	—	0.17
NET EARNINGS PER SHARE	$0.59	$0.27

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	200,434	196,804

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the first nine months of 2003 includes an update to the Company’s original fourth quarter 2002 estimate of costs related to the recall of select Back-UPS® CS models.  Based upon experience to date and current estimates of remaining costs to be incurred, the expected aggregate costs for the recall are less than originally estimated.  To reflect this change, cost of goods sold in the third quarter was reduced by $5.5 million, or $0.02 per share after-tax.  Excluding this update, non-GAAP net income for the first nine months of 2003 was $115.0 million or $0.57 per share.

Net income for the first nine months of 2002 includes after-tax charges of $39.7 million or $0.20 per share associated with goodwill impairment in accordance with SFAS No. 142 and downsizing actions, including employment terminations, facilities closings and related asset impairment.  Excluding these charges, net income for the first nine months of 2002 was $93.4 million or $0.47 per share.

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED GAAP VS. NON-GAAP STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE THREE MONTHS ENDED
	SEPTEMBER 28, 2003	SEPTEMBER 28, 2003
	GAAP	Non-GAAP

NET SALES	$393,701	$393,701

COST OF GOODS SOLD	220,817	226,317

GROSS PROFIT	172,884	167,384

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	79,969	79,969

RESEARCH AND DEVELOPMENT	17,777	17,777

TOTAL OPERATING EXPENSES	97,746	97,746

OPERATING INCOME	75,138	69,638

OTHER INCOME, NET	2,195	2,195

EARNINGS BEFORE INCOME TAXES	77,333	71,833

INCOME TAXES	21,498	19,969

NET INCOME	$55,835	$51,864

DILUTED EARNINGS PER SHARE	$0.28	$0.26

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	201,649	201,649

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE THREE MONTHS ENDED SEPTEMBER 28, 2003
	Pretax	Net of Tax	Per Diluted Share

Non-GAAP income, excluding charges	$71,833	$51,864	$0.26

Add item excluded from non-GAAP results:
Product recall update in COGS	5,500	3,971	0.02

GAAP income, including charges	$77,333	$55,835	$0.28

	FOR THE NINE MONTHS ENDED
	SEPTEMBER 28, 2003	SEPTEMBER 28, 2003
	GAAP	Non-GAAP

NET SALES	$1,034,172	$1,034,172

COST OF GOODS SOLD	599,362	604,862

GROSS PROFIT	434,810	429,310

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	228,893	228,893

RESEARCH AND DEVELOPMENT	48,584	48,584

TOTAL OPERATING EXPENSES	277,477	277,477

OPERATING INCOME	157,333	151,833

OTHER INCOME, NET	7,380	7,380

EARNINGS BEFORE INCOME TAXES	164,713	159,213

INCOME TAXES	45,790	44,261

NET INCOME	$118,923	$114,952

DILUTED EARNINGS PER SHARE	$0.59	$0.57

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	200,434	200,434

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE NINE MONTHS ENDED SEPTEMBER 28, 2003
	Pretax	Net of Tax	Per Diluted Share

Non-GAAP income, excluding charges	$159,213	$114,952	$0.57

Add item excluded from non-GAAP results:
Product recall update in COGS	5,500	3,971	0.02

GAAP income, including charges	$164,713	$118,923	$0.59

	FOR THE NINE MONTHS ENDED
	SEPTEMBER 29, 2002	SEPTEMBER 29, 2002
	GAAP	Non-GAAP

NET SALES	$942,055	$942,055

COST OF GOODS SOLD	585,066	580,291

GROSS PROFIT	356,989	361,764

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	197,114	194,623

RESEARCH AND DEVELOPMENT	44,060	44,060

TOTAL OPERATING EXPENSES	241,174	238,683

OPERATING INCOME	115,815	123,081

OTHER INCOME, NET	7,585	7,585

EARNINGS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	123,400	130,666

INCOME TAXES	35,169	37,240

EARNINGS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	88,231	93,426

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX	34,500	—

NET INCOME	$53,731	$93,426

DILUTED EARNINGS PER SHARE:
EARNINGS PER SHARE BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	$0.44	$0.47
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX	0.17	—
NET EARNINGS PER SHARE	$0.27	$0.47

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	196,804	196,804

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE NINE MONTHS ENDED SEPTEMBER 29, 2002
	Pretax	Net of Tax	Per Diluted Share

Non-GAAP income, excluding charges	$130,666	$93,426	$0.47

Less charges excluded from non-GAAP results:
Goodwill impairment (SFAS 142)	49,959	34,500	0.17
Restructuring in COGS	4,775	3,414	0.02
Restructuring in SG&A	2,491	1,781	0.01

GAAP income, including charges	$73,441	$53,731	$0.27